Amendment to SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT

          This Amendment to the Supplemental Retirement Benefits Agreement dated March 14, 1990 (but retroactively effective as of September 1, 1989) is made this 15th day of February, 1995, by and between Best Lock Corporation (the "Corporation") and Walter
     E. Best (the "Employee").

          Whereas, the Parties entered into the Supplemental
     Retirement Benefits Agreement dated March 14, 1990 which, in recognition of Employee's services to Corporation during employment with Corporation, provides for supplemental retirement benefits to Employee upon retirement or other termination of employment with Corporation; and

          Whereas, by this Amendment, the parties desire to amend the Supplemental Retirement Benefits Agreement to clarify that Employee is not required to or expected to perform services on behalf of Corporation after retirement from or other termination of employment with Corporation as a condition of receiving such supplemental retirement benefits.

          NOW, THEREFORE, the Supplemental Retirement Benefits
     Agreement is amended as follows:

          Section 1. Incorporation and Recitals. The Recitals set forth above are incorporated in and made a part of this Amendment.

          Section 2. Nature and Effect of Amendment. Except as otherwise provided hereunder, the terms of the Supplemental
     Retirement Benefits Agreement shall remain unchanged.

          Section 3. New Section 2.7. A new Section 2.7 is added which states as follows:

               Section 2.7.  No Performance of Services by
          Employee After Date of Termination of Employee.
          Employee shall have no duty to perform services
          pursuant to the terms of this Agreement after the termination of his employment with the Corporation.
          All payments to be made by the Corporation hereunder
          shall be in consideration for services provided to the Corporation by Employee prior to the date of Employee's termination of employment.
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          WHEREFORE, the Parties hereby amend the Supplemental
     Retirement Benefits Agreement dated March 14, 1990 as set forth above as of this 15th day of February, 1995.

                                   BEST LOCK CORPORATION


                                   By:  /s/ Russell C. Best
                                        -----------------------------
                                        Russell C. Best,
                                        Chief Executive Officer
     Attest:


     By:  /s/ Mark G. Ahearn
          ------------------------
          Mark G. Ahearn
     Its:  Associate Counsel
                                         /s/ Walter E. Best
                                         -------------------------
                                         Walter E. Best (Employee)